UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda		P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)		(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)-(b) The Company held its 2011 Annual General Meeting on May 3, 2011. At the 2011 Annual General Meeting, the Company’s stockholders (1) elected the Company’s three Class I director nominees to the Company’s board of directors, (2) approved the Company’s executive compensation on a non-binding, advisory basis, (3) selected, on an advisory, non-binding basis, that an advisory vote on the Company’s executive compensation should be held annually and (4) ratified Ernst & Young LLP’s appointment as the Company’s independent auditors for the fiscal year ending December 31, 2011.

The results of each vote, including the number of abstentions and broker non-votes, are set forth below for each matter brought to a stockholder vote at the 2011 Annual General Meeting.

Director	For	Against	Withheld	Abstentions	Broker Non-Votes
H. Berry Cash	22,093,174	—	741,353	—	1,968,846
John R. Power, Jr.	22,179,366	—	655,161	—	1,968,846
Mark E. Watson III	22,601,990	—	232,537	—	1,968,846

	For	Against	Withheld	Abstentions	Broker Non-Votes
Advisory approval of executive compensation	16,284,023	5,120,023	—	1,430,481	1,968,846

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Frequency of advisory vote on executive compensation	19,493,906	74,148	1,838,753	1,427,720	1,968,846

	For	Against	Withheld	Abstentions	Broker Non-Votes
Ratification of Independent Auditors	24,743,707	40,510	—	19,156	—

(d) On May 3, 2011, following the Company’s 2011 Annual General Meeting, the Company’s board of directors adopted a resolution providing that an advisory vote on executive compensation would be held annually until the next required vote on the frequency of such votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
Dated: May 5, 2011		Name: Jay S. Bullock
Title: Executive Vice President and Chief Financial Officer